EXHIBIT 32.2

CERTIFICATION OF CORPORATE CONTROLLER AND PRINCIPAL FINANCIAL
OFFICER PURSUANT TO 18 U.S.C. SS. 1350, AS ADOPTED PURSUANT TO SECTION
906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report (the "Report") of Digerati Technologies, Inc. (the "Company") on Form 10-Q for the period ending October 31, 2011, as filed with the Securities and Exchange Commission on the date hereof, I, Antonio Estrada Jr., Sr. Vice President of Finance & Corporate Controller and Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002,

1)	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	the information in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By	/s/ Antonio Estrada Jr.
Antonio Estrada Jr.
Sr. Vice President of Finance & Corporate Controller and
Principal Financial Officer
December 14, 2011